Exhibit 99.1

Jason Weed

I’ve been working since last year for RepMUSE. So it’s a very large NATO exercise, and we’re working directly with the US contingent. And it’s allowed us to take our uncrewed surface vehicles, so our surface drones, and put them directly in the hands of the sailors and the Marines.

Steve Darling

Welcome back inside our proactive newsroom, and joining me now is Tracy Pagliara. He’s the CEO of Ocean Power Technologies. And Tracy, it’s nice to see you. How are you?

Tracy Pagliara

I’m doing great, thanks.

Steve Darling

Good, and also joining us, yeah, good to have you along. And also joining us is your Chief Operating Officer, Jason Weed. Jason, nice to see you as well.

Jason Weed

Yeah, thanks, Steve. Really appreciate the time.

Steve Darling

Yeah, so Tracy, you’re new into the role. You’re the acting CEO, so to speak, and so really setting a new direction for Ocean Power Technologies.

Tracy Pagliara

Really, we’re excited about the environment we operate in today. It’s very dynamic, very exciting. We see lots of opportunity, particularly in our defence and security market, which Jason will elaborate on a little bit more in a minute. But we’ve got, you know, we’ve got a qualified pipeline that’s going up.

1

Tracy Pagliara

Our backlog is 20 million. the end, we are really on the verge of, you know, breaking out and having some big orders come in, and I’ll maybe I’ll let Jason elaborate a little bit more on that

Steve Darling

yeah because Jason you’ve there’s been a couple of big pieces of news this week and a lot of that is in the defense sector let’s talk with the first one and that is in REPMUS 2026 an opportunity for you to work with the us navy and the marine corps as well and i know you have a background in the military

Steve Darling

so these this is an area you know quite well

Jason Weed

Yeah, thanks, Steve. Yeah, we’ve been prepping since last year for REPMUS so it’s a very large NATO exercise and we’re working directly with the the u.s contingent And it’s allowed us to take our uncrewed surface vehicles, so our surface drones, and put them directly in the hands of the sailors and the Marines. And so it’s been a great opportunity for us to grow over the last year as I worked on the sales side of things to develop these opportunities and then now see the maturity of the operations team being able to execute. execute. We’ve been able to get quite a few firsts as well.

Jason Weed

So we were able to fully integrate all of our systems. So we have three different classes of uncrewed surface vehicles. So an eight foot, a 16 foot and a 22 foot vehicle. And we’ve been able to integrate all three of those into the Navy’s common control software. So they were able to actually command control and operate all three of our platforms throughout the exercise, executing mine countermeasures, ISR and surveillance and security, and also other opportunities that the team came up with to go execute different missions as they came up.

Jason Weed

And then we also were able to integrate into the larger NATO portion of those exercises. So it’s a great opportunity, one, to work directly with the Navy, but also with the Navy team, who was also evaluating and giving an official evaluation for the Navy, which, as you had mentioned earlier, earlier allows us to have that growth in with the defense customers.

2

Steve Darling

Yeah. And on the other side, the U.S. Army Corps of Engineers has been doing some work with you as well. And this is on those surf zone conditions and the challenge sometimes of getting to there. So this is a really unique part of what the company can provide.

Jason Weed

Yeah, it was great. We didn’t know whether we were going to be able to participate because we were so heavily involved with REPMUS But we work with the team down in Duck, North Carolina. We got a team together. We did some initial workups and preparations off the coast of California and then came over to the East Coast. And we were able to work for three days directly with the Army Corps of Engineers and that entire team.

Jason Weed

And they came through and it was an official evaluation as well. You know, it was great to actually have we had some pretty sporty surf the first couple of days. And so we were able to prove not just the vehicle was able to operate, but we were also able to bring a very high quality sensor to that problem set.

Jason Weed

And, you know, we’re looking forward to additional opportunities to work with the Army Corps of Engineers. So, again, we’re really looking and focusing on, you know, specific customer sets and working to optimize our systems to be successful with those customers.

Steve Darling

And Tracy, this is such an important part for the company of showing what your vehicles can do and sort of getting the new clients, but also while clearing that backlog as well. That’s sort of the show me contract, so to speak.

3

Tracy Pagliara

Exactly. And, you know, I want to applaud our team. We did well, extremely well at both REPMUS and Duck, North Carolina, improving out the capabilities of our WAM-V® We think that speaks volumes for the potential for the products to be of use to other customers, both not just in defense, but also for other applications.

Steve Darling

And lastly, Tracy, is it the importance of you is to clear the backlog as quick as possible? And then sort of fill that up with the new sales of things like this. Is that how the plan is going to work moving forward?

Tracy Pagliara

It is. We also are very bullish on our PowerBuoy® We’re receiving a lot of interest with that product. Of course, we had the, you know, earlier in the year, the DHS contract where we placed four buoys with the Coast Guard. And but we’ve, you know, we were seeing on that side of the business the opportunity to grow that backlog as well.

Tracy Pagliara

But, yeah, we’re certainly keen on converting the existing backlog to revenue. You know, our qualified pipeline is over $150 million. And so, you know, we have plenty of opportunity to convert pipeline to backlog, to replenish the backlog that we anticipate will be moving through the system for the duration of the year, our fiscal year, which ends April 30th.

Steve Darling

Yeah, well, it’s going to be a busy one for sure. You’ve got lots on the go. Jason, thanks so much for being here. Really appreciate it. Good to talk to you.

Jason Weed

Yeah, thanks Steve. Greatly appreciate the opportunity.

Steve Darling

Yeah, and Tracy, always great to see you as well. Thank you very much.

Tracy Pagliara

All right, thank you.

Steve Darling

All right, there’s Tracy Pagliara, the CEO and Jason Weed, Chief Operating Officer for Ocean Power Technologies.

4